Dated the 26th day of October, 2009

THE SUGAR CANE PAPER COMPANY LIMITED (“Principal”)

and

SUGAR MADE, INC. (“Agent”)

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NORTH AMERICA/EUROPE EXCLUSIVE AGREEMENT

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THIS SALE AGENCY AGREEMENT

is made on the 26th day of October, 2009.

BETWEEN:-

(1)

THE SUGAR CANE PAPER CO., LTD. (Principal)

whose registered office is situate at                , Hong Kong (the "Principal"); and

(2)

SUGAR MADE, INC. whose registered office is situated at 2429 Francisco St., San Francisco CA 94123,

     USA (the “agent”)

WHEREAS: -

(1)

The Principal is a company incorporated in the Hong Kong and is active in manufacturing sugar cane paper (“the Products”).

(2)

The Agent is a company incorporated in USA and is familiar with the market of selling sugar cane paper and has interest in distributing the Products.

(3)

The Principal has agreed with the Agent to grant to the Agent a sole and exclusive agency for the sale in USA and Europe ("the Territory") of the Products on the terms hereinafter appearing.

NOW IT IS HEREBY AGREED as follows:-

1.

 Appointment

The Principal hereby appoints the Agent and the Agent hereby agrees and accepts the appointment to act as the sole and exclusive agent of the Principal with the exclusive right to sell the Products within the Territory. The Agent shall be required to act in the capacity of an agent for and on behalf of a disclosed principal and shall have all power and authority of the Principal to market and sell the Products in the Territory for and on behalf of the Principal; provided, however, that the Agent shall have no power or authority to conclude any contract or make any form of representation, statement, warranty or guarantee with any person in the Territory and other areas other than those matters the Agent having firstly obtained the prior written approval of the Principal. For the said avoidance of doubt, the Agent is not an employee of the Principal and the relationship between the parties herein is neither a joint venture relationship nor a partnership relationship.

2.

 Period

This appointment shall, subject to the later provisions hereof, remain in force for a period of 20 years from the date of this Agreement.

3.

Commission

The Agent is obliged to make orders and purchases of different types of the Products from the Principal (details of each order or purchase of the Products including the payment term and manner shall be subject to further negotiation and agreement between the parties herein) at the sale price fixed from the Principal (“the said sale price”) and the Agent shall then resell the Products to its customers and clients in the Territory. The difference between the re-sale price and the sale price of the Products shall be the Commission of the Agent.

4.

Services provided by and Obligations of the Agent

The Agent hereby undertakes and agrees with the Principal that the Agent shall:-

(a)

at all times during the continuance of this Agreement observe and perform the terms and conditions set out in this Agreement, and in particular will use its best endeavours to:-

(i)

make orders from the Principal for the Products and re-sell the Products in the Territory and shall bring to the notice of customers the standard conditions of sale of the Principal;

(ii)

promote, advertise and extend sales of the Products at its expenses throughout the Territory but in any event the expenses by the Agent using in promotion and advertisement in the Territory shall be reasonable;

(iii)

generally do all such other acts as may be in the best interests of the Principal and conductive to the performance of the duties and obligations imposed on the Agent by this Agreement;

(b)

conduct its business in accordance with the highest business standards and will not perform any act which will or may reflect adversely upon the business, integrity or goodwill of the Principal;

(c)

provide interested persons in the Territory with all information and material at the disposal of the Agent relating to the Products and their operation, function, capacity or otherwise, by such means as personal visits by invitation to, and by correspondence with, any such persons and by such other means as may be agreed between the parties;

.

(d)

provide a regular flow of information to the Principal on commercial and economic developments in the Territory [with specific reference to marketing information] which could be of interest or benefit to the Principal in relation to the marketing of the Products;

(e)

submit promptly to the Principal all orders as obtained by the Agent for the Products within the Territory in sufficiently full and accurate detail for the Principal with the least possible delay to deal with the order accordingly;

(f)

Promptly and punctually fully settle the said sale price out of orders of the Products made by the Agent as agreed;

(g) not accept orders or make contracts on behalf of the Principal, other than subject to confirmation and acceptance by the Principal and to the Principal's standard conditions of sale for the time being operative unless previously authorized by the Principal to accept any such order or make any such contract on behalf of the Principal, and will not make any promises, representations, warranties or guarantees with reference to the Products, delivery, accounts, specifications or otherwise, except such as are consistent with those conditions of sale or as may otherwise be agreed between the parties;

(h)

not incur any liability on behalf of the Principal or in any way pledge or purport to pledge the Principal's credit;

(i)

observe all reasonable directions and instructions given to the Agent by the Principal in relation to the sale, distribution, and use of the Products, and in the absence of any such directions or instructions, will act in such manner as the Agent reasonably considers to be most beneficial to the Principal's interests;

(j)

indemnify the Principal for all loss and damages arising out of the willful default, mistakes, negligence and misdeeds of the Agent, its employees and its agents; and

(k)  Not do or permit anything to be done to prejudice the market image of the Products of the Principal.

5.

Obligations of the Principal

The Principal shall be required to perform the following obligations under this Agreement:-

(a)

to sell the products listed in schedule 1 attached at an agreed price fixed for 6 months, prices can only be changed if main raw material cost rises more than 5%.

(b)

to correspond promptly with the Agent by fax or email or other similar means on all matters relating to the negotiation and finalization of any contract with a customer in the Territory, and to supply the Agent promptly with copies of all invoices forwarded to such customers pursuant to any such concluded contract;

(d)

to be responsible for the  manufacture and assembling of the Products, delivery commitments and the warranty on such Products in accordance with the terms of the particular quotation and contract.

6.

Direct Sales

The Principal hereby acknowledges that the appointment of the Agent by the Principal as its sole and exclusive agent in the Territory shall preclude the Principal from dealing either in its own right or through any other agent with any person, firm or corporation in the Territory in relation to the sale of the Products generally.

7.

Termination

(a)

 The Principal shall have the right at any time by giving notice in writing to the Agent or its legal personal representative to terminate this Agreement forthwith on the occurrence of any of the following events:-

(a)

if the Agent commits a material breach of any of the terms of conditions of this Agreement and fails to remedy the same within thirty (30) days of being required by the Principal so to do;

(b)

if the Agent is unable to pay its debts as they fall due or a petition is presented or meeting convened for the purpose of winding up the Agent or the Agent enters into liquidation whether compulsorily or voluntarily or compounds with its creditors generally or has a receiver appointed of all or any part of its assets or takes or suffers any similar action in consequence of debt; or

(c)

if the Agent dissolves or ceases business or be wound up.

8.

 Retention of Title

The ownership of the Products supplied by the Principal to the Agent under any orders to sell in the Territory shall remain to the Principal unless and until the said price of the Products is fully settled and paid.

9.

Trademarks and Tradenames

Principal hereby grants to Agent a non-exclusive, non-transferable, non-sublicensable license, valid only during the period of this Agreement, to use Principal’s trademarks, tradenames and other product identifiers to promote and sell the Products in the Territory.

10.

Assignment

The Agent shall not assign any benefit under this Agreement without the consent in writing of the Principal, which may if given be on such terms as to guarantee or indemnity or otherwise as the Principal thinks fit.

11.  Severability

If any part or parts of this Agreement shall be held unenforceable for any reason, the remainder of this Agreement shall continue in full force and effect. If any provision of this Agreement is deemed invalid or unenforceable by any court of competent jurisdiction, and if limiting such provision would make the provision valid, then such provision shall be deemed to be construed as so limited.

12.

Notices

Any notice required to be given by any party hereto to any other shall be deemed validly served by hand delivery or by telex, by fax or by electronic correspondence or by prepaid registered letter sent through the post to its address given herein or such other address as may from time to time be notified for this purpose and any notice served by hand shall be deemed to have been served on delivery, any notice served by telex, fax or electronic correspondence shall be deemed to have been served on receipt of answerback advice, and any notice served by prepaid registered letter shall be deemed to have been served forty-eight (48) hours after the time at which it was posted or ten (10) days later if overseas and in proving service it shall be sufficient to prove that the notice was properly addressed and delivered or posted, as the case may be.

13.

Waiver

Failure by Principal to insist upon strict performance of any of its terms and conditions hereunder, or delay in exercising any of its remedies, shall not constitute a waiver of such terms and conditions or a waiver of any default, nor of the remedy.

14.   Dispute Resolution

The parties agree to attempt initially to solve all claims, disputes or controversies arising under, out of or in connection with this Agreement by conducting good faith negotiations. If the parties are unable to settle the matter between themselves, the matter shall thereafter be resolved by mediation, by a neutral mediator appointed by the parties, if they can agree and, if not, then appointed by AAA. If a party initiates a lawsuit prior to first agreeing to participate in mediation, that party shall lose its right to recovery attorneys fees even if such party prevails in such lawsuit.  Except as otherwise provided herein, the prevailing party in a lawsuit shall be entitled to recover attorneys fees and costs in addition to any other remedies that are available to it.

15.

Miscellaneous

In this Agreement:

(a)

words in the singular shall include the plural, and vice versa;

(b)

a reference to a person shall include a reference to an individual person, a company (regardless of where it was incorporated), an unincorporated association, partnership and all forms of government authorities or departments;

(c)

a reference to day and time, unless otherwise express, shall refer to the day and time of Hong Kong;

(d)

the masculine gender shall include the feminine and neutral and vice versa; and

(e)

the headings in this Agreement are for convenience only and shall not affect the interpretation of any provision of this Agreement.

[Remainder of Page Intentionally Left Blank]

16.

Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to conflicts of laws rules.  The federal and state courts located within San Francisco, California shall have exclusive jurisdiction to adjudicate any dispute arising out of this Agreement.

IN WITNESS WHEREOF, the Parties by their duly authorised representatives have executed this Agreement on the date first written above.

THE SUGAR CANE PAPER

SUGAR MADE, INC.

COMPANY LIMITED

(CO., LTD.

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(signature)

(signature)

Name:

Name:

Title:

 Title: